UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Complete Solaria, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45700 Northport Loop East, Fremont, California	95438
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-269674

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Explanatory Note

This Registration Statement on Form 8-A is being filed by Complete Solaria, Inc. (the “Company”), formerly known as Freedom Acquisition I Corp., with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and its warrants to purchase shares of Common Stock (the “Warrants”) from the New York Stock Exchange to The Nasdaq Stock Market.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Common Stock and Warrants.

The description of the Common Stock and Warrants registered hereunder is set forth under the heading “Description of Securities” in the proxy statement/prospectus included in the Company’s registration statement on Form S-4 (File No. 333-269674) (the “Registration Statement”), initially filed with the SEC on February 10, 2023, as subsequently amended from time to time, and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Complete Solaria, Inc.

By:	/s/ William J. Anderson
Name: William J. Anderson
Title: Chief Executive Officer

Dated: July 18, 2023